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                                                                   Exhibit 10.52




                            Translation from Russian



                             LAND SUBLEASE AGREEMENT


                                     BETWEEN

                       OAO "PIONEER FIRST INVESTMENT FUND"

                                       AND

                       PIONEER REAL ESTATE ADVISORS, INC.











                                  MOSCOW, 2000





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                             LAND SUBLEASE AGREEMENT


City of Moscow                                                    April 18, 2000


Open joint-stock company "Pioneer First Investment Fund", a legal entity under the laws of the Russian Federation (hereinafter - "the Lessee"), represented by ZAO "'Pioneer First' Company for Management of Investment Funds", in the person of General Director Maria N. Churayeva, acting on the basis of the Charter of ZAO "'Pioneer First" Company for Management of Investment Funds" and the power of attorney of October 05, 1999 issued by OAO "Pioneer First Investment Fund", on the one hand, and

"Pioneer Real Estate Advisors, Inc.", a legal entity under legislation of the State of Delaware, USA (hereinafter - "the Sublessee"), in the person of Gren Carr-Jones, acting on the basis of the power of attorney of December 14, 1999, on the other hand, hereinafter jointly referred to as "the Parties",

WHEREAS the Lessee, acting on the ground of Land Lease Agreement in the City of Moscow No. M-09-000979 of September 6, 1994, has the right of long-term leasehold of the land site ("the Site") with an area of 12 696 sq. m located at:
24 Smolnaya St., Moscow, Russian Federation;

WHEREAS the Lessee is the owner of a 19-floor administrative and office building situated on the Site, which was leased on a long term basis to the Sublessee under the Master Lease Agreement of July 1, 1996;

WHEREAS the Parties intend to legalize the Sublessee's right of leasehold of the Site in the established order by entering into a sublease agreement; and

WHEREAS, in accordance with the Law of the City of Moscow No. 34 of July 16, 1997 "On the Bases of Chargeable Land Use in the City of Moscow" the Lessee has made the payment for the right to conduct transactions with the lease rights in the full amount (the right of lease is purchased) and in accordance with part 2 of Article 615 of the Civil Code of the Russian Federation and clause 3 of Regulations for subleasing land plots in the City of Moscow approved by Instruction No. 1129-rm of November 9, 1998 of the Mayor of Moscow, the right to subleasing the Site to third parties is obtained,



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have concluded this Agreement as follows:

1.     DEFINITIONS USED IN THIS AGREEMENT AND THEIR INTERPRETATION

1.1.   Definitions

For the sake of use in this Agreement, the terms specified in the Lease Agreement shall have the same meaning when used in this Agreement. The terms given below shall have the following meaning (if the context and content of this Agreement do not require otherwise):

LESSOR means Administration (Mayor's Office) of the City of Moscow represented by the Moscow Land Committee;

RENT means the sums paid by the Lessee to the Lessor for use of the Site in accordance with the Lease Agreement (land payments);

LEASE AGREEMENT means lease of a land site (Agreement on Lease of Land in the City of Moscow) No. M-09-000979 concluded between the Lessor and the Lessee on September 06, 1994, including all subsequent amendments and annexes thereto, under which the Lessee has the right of long-term leaseholding of the Site;

CHANGE OF RENT means change of the amount of Rent after the signing by the Parties of this Agreement made as a result of amendments and/or additions to the Lease Agreement, in case of centralized changes (introduction, alteration and/or annulment) of rent rates and/or indexes to rent rates owing to the adoption of normative acts of the RF and/or the City of Moscow, Rent indexation in case of adoption of a respective normative act of the City of Moscow, and also as a result of introduction, according to normative acts of the RF and/or the City of Moscow, of any tax or other obligatory payments to the budget (except for VAT) added to Rent and payable by the Lessee under the Lease Agreement;

CHANGES OF PROCEDURE OF RENT PAYMENT means full or partial change of the procedure of paying Rent made after the signing by the Parties of this Agreement (including changes of the forms of settlement, regularity and/or time of making land payments, establishment of advance payments) following the amendments and/or additions to the Lease Agreement, and also in the case of centralized change of the procedure of paying Rent in Moscow according to normative acts of the City of Moscow and/or the RF;

CHANGED RENT means the amount of Rent established following the respective Rent Change;


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COMMUNICATIONS means sewer pipes, ditches, pipelines and conduits, cables, gutters and any other facilities to channel and transmit sewage, water, gas, electricity, air, smoke, light, information and other signals, substances and materials, including, if need be, auxiliary equipment and facilities;

DEFAULT means failure to perform or undue performance by any of the Parties of its obligations under this Agreement and also of obligations imposed by the legislation of the RF and/or normative acts of the City of Moscow with respect to relations of the Parties under this Agreement;

DEFAULTING PARTY means a Party which has defaulted and/or permitted Default;

PLAN means the plan and description of the Site attached as Annex No. 1 hereto;

SUBLEASE PAYMENT means sums paid by the Sublessee to the Lessee for use of the Site under this Agreement;

PERMITTED USE means objectives of using the Site as provided for by the Lease Agreement. Permitted Use shall mean use of the Site for location, servicing and disposal of the multi-floor administrative and office building and creation of a business center therein, including placement of engineering facilities, auxiliary and maintenance services required to ensure operation of the business center, as well as of an open parking lot to be used for cars of lessees and visitors of the center;

RF means the Russian Federation.

1.2.   Interpretation

       With respect to this Agreement and the Annexes hereto in all cases (if not otherwise provided by this Agreement):

1.2.1. references to a document shall mean references to any valid documents (including this Agreement), as well as any written statements, notifications and other documents; references to documents or any provisions thereof shall also mean references to the documents with all amendments and additions thereto, as well as revivals and replacement of the documents approved by the Parties (in full or in part);


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1.2.2. references to laws and normative acts shall mean references to laws and normative acts with all amendments and additions thereto, and also newly-adopted laws and normative acts replacing laws and normative acts previously in force;

1.2.3. references to any definite Article, clause or Annex shall mean references to the definite Article, clause or Annex herein.

1.3.   Headings

       Headings in the text of this Agreement are given solely for ease of reference, and should not affect the interpretation of the provisions hereof.

2.     SUBJECT OF THE AGREEMENT

2.1 Upon the Lessor's consent the Lessee hereby subleases to the Sublessee and Sublessee subleases from the Lessee the Site for a long term use.

       The Sublessee shall pay to the Lessee Sublease Payment for using the Site.

2.2.   Cadastral number of the Site - 77-09-01010010.

       Landscape (quality) parameters of the Site:

       - total area of the Site - 12 696 (twelve thousand six hundred ninety six ) square meters;

       -      relief of the Site terrain is even.

       Situated on the Site are:

       - 19-floor administrative and office building known as the "Commercial Center Meridian" including basement and mechanical equipment room;

       -      main gas pipeline;

       -      heating pipeline system;

       -      out-door parking lot;

       -      green plantations.

2.3. The boundaries of the Site are fixed with special signs and indicated on the Plan.

2.4.   The Site shall be leased to the Sublessee for Permitted Use.
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2.5.   The Site shall be transferred by the Lessee to the Sublessee by an act of transfer and acceptance in condition compliant with the requirements of the effective legislation of the RF and the normative acts of the City of Moscow.

3.     TERM

3.1. The Agreement shall remain in force until September 06, 2043, i.e. within the remaining term of the Lease Agreement.

3.2. The Agreement shall come into effect from the date of its state registration.

3.3. If the Lessee exercises its pre-emptive right to extend the Lease Agreement in accordance with the Article 4.1 of the Lease Agreement, the Sublessee shall acquire an analogous right to extend the term of this Agreement on conditions agreed by the Parties. To exercise the above mentioned right to extend the term of this Agreement the Sublessee shall send to the Lessor a written notice not later than 60 (sixty) calendar days before the expiration of the term of the Agreement stipulated in this clause.

4.     SUBLEASE PAYMENT

4.1. Sublease Payment shall be made by the Sublessee by way of transfer of the due sum to the bank account of the Lessee. The amount of Sublease Payment due for any period of time shall be equal to the amount of Rent for a corresponding period increased by 10%.
       Should the Site be used in violation of the established town-planning priorities or land use regulations (violation of Permitted Use), increased coefficients shall also be applied to the Rent rate used to calculate Sublease Payment pursuant to the provisions of the Lease Agreement and Annex No. 5 to Order No. 980-RM of the Moscow Mayor of 25.09.1998.

4.2. Sublease Payment calculated in accordance with clause 4.1 herein shall not include VAT due with respect to the Sublease Payment as provided by legislation of the RF. Sublease Payment paid by the Sublessee shall be increased by the amount of VAT calculated at the rate provided for by legislation of the RF. Should new types of taxes analogous to VAT due with respect to the Sublease Payment in addition to or in lieu of VAT be introduced by legislation of the RF and/or the City of Moscow after signing of this Agreement by the Parties, then Sublease Payment payable by the Sublessee will have to be increased by the size of the respective tax.


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4.3.   As of the date of coming of this Agreement into effect, the annual Rent shall be 385 023 rubles 97 kopecks.
       Annual Sublease Payment as of the date of coming of this Agreement into effect is equal to 423 526 rubles 37 kopecks (four hundred twenty three thousand five hundred twenty six rubles 37 kopecks).

4.4. In case of Rent Change, the size of Sublease Payment shall be calculated in accordance with clause 4.1 hereof where Sublease Payment is equal to Changed Rent starting from the date on which the Changed Rent is payable by the Lessee in accordance with provisions of the Lease Agreement.

       In case of Change of Rent, the Sublessee shall pay Sublease Payment recalculated taking into consideration the amount of Changed Rent upon a written notification forwarded by the Lessee to the Sublessee in accordance with clause 5.1 hereof.

4.5. Sublease Payment shall be paid by the Sublessee to the Lessee with regularity similar to that provided for by the Lease Agreement for paying Rent provided that Sublease Payment must be paid by the Sublessee 15 (fifteen) calendar days prior the term specified for paying Rent by the Lessee for a corresponding period.

4.6. The procedure of paying Rent as of the date of coming of this Agreement into effect is as follows: the annual amount of Rent shall be paid quarterly in equal installments not later than on the 5th (fifth) day of the first month of a calendar quarter. Manner of payment is bank transfer.

       As of the date of coming of this Agreement into force effect, in accordance with clause 4.5 hereof the Sublessee must pay the annual amount of Sublease Payment quarterly in equal installments not later than on the 21 (twenty first) day of the last month of a calendar quarter preceding the calendar quarter on account of which the payment is made by transfer of corresponding money amounts to the bank account of the Lessee.

       The first payment on account of the Sublease Payment shall be made by the Sublessee not later than 15 (fifteen) days after the coming of this Agreement into effect. The amount of the first payment on account of the Sublease Payment is to be determined proceeding from one forth of the amount of the Annual Sublease Payment provided by clause 4.3 hereof and is calculated pro rata to the number of calendar days remaining


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       towards the end of the current calendar quarter after the date of coming of this Agreement into effect.

4.7.   Bank Details of the Lessee:
       INN          7704038268
       Settlement account  40701810600700100065
       with         CB "Citibank T/O"
       Correspondent account        30101810300000000202
       BIK          044525202.
       The Lessee shall be obliged to promptly inform the Sublessee in writing about any changes of the above bank account.

4.8. In case of any Change of the Procedure of Paying Rent, the procedure of making Sublease Payment shall also be changed accordingly to ensure performance of the requirements of clause 4.5 hereof. The respective change of the procedure of making Sublease Payment shall be executed by sending by the Lessee to the Sublessee of a written notice in accordance with clause 5.1 hereof and shall be applied to the relations between the Parties from the day on which Change of the Procedure of Paying Rent becomes binding on the Lessee in accordance with the terms of the Lease Agreement.

4.9. The date of making of all payments under this Agreement shall be the day on which respective amounts are credited to the correspondent account of the bank of the transferee.

5.     RIGHTS AND OBLIGATIONS OF THE LESSEE

5.1. In case of Change of Rent and/or Change of the Procedure of Rent Payment, the Lessee shall have the right to unilaterally change the size of Sublease Payment and/or the procedure (timing, terms) of making Sublease Payments provided for by this Agreement, by sending to the Sublessee a written notification about the changed size of Sublease Payment and/or the procedure of making Sublease Payment on the basis of, respectively, clauses 4.4 and 4.9 hereof, attaching copies of the documents to confirm the fact of the Rent Change and/or the Change of the Procedure of Rent Payment. The Parties agree that no amendments to this Agreement are necessary if the Lessee complies with the above order of notifying the Sublessee about the Rent Change and/or the Change of the Procedure of Rent Payment, which changes entail alteration of the size of Sublease Payment and/or the procedure of making Sublease Payment.


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5.2.   The Lessee shall comply with all the obligations imposed to him in accordance with the Lease Agreement, with due regard to the provisions hereof.

5.3. The Lessee shall not to exercise without preliminary consent of the Sublessee the Lessee's right to terminate the Lease Agreement before time by sending to the Lessor a respective written notice provided by Article
       4.1 of the Lease Agreement. In case of breach of this obligation the Lessee shall compensate the Sublessee for all the losses caused by the early termination of the Lease Agreement.

5.4. The Lessee shall undertake not to interfere with business activity of the Sublessee and not to prevent the Sublessee from using the Site in accordance with Permitted Use.

5.5. The Lessee shall undertake to render assistance to the Sublessee in obtaining all the licences, approvals and permits which the Sublessee may require for Permitted Use of the Site under this Agreement.

5.6. The Lessee shall guarantee to the Sublessee, workers, employees and representatives of the Sublessee, as well as to persons maintaining business and other relations with the Sublessee a free and unobstructed access to the Site at any time.

5.7. The Lessee shall undertake to render assistance to the Sublessee in upholding the latter's rights of Permitted Use of the Site in accordance with the legislation of the RF and the normative acts of the City of Moscow.

5.8. Upon a prior, not later than 10 (ten) days, notice (except in cases of emergency) the Lessee and its authorized persons shall have the right to enter the Site at any time with the aim of:

5.8.1. laying, inspecting, repairing, replacing, cleaning, maintaining in good order of, and joining to, any lines of Communications under the authority of the Lessee;

5.8.2. inspecting, cleaning, restoring, developing and maintaining in good order, renovating or restructuring the territory adjacent to the Site;

5.8.3. fulfilling the Lessee's obligations under this Agreement or any other obligations.


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6.     RIGHTS AND OBLIGATIONS OF THE SUBLESSEE

6.1. The Sublessee shall have the right to use the Site in accordance with the Permitted Use and also for conducting works to develop and improve the ecological condition of the Site. The Sublessee and its workers, employees and representatives, as well as persons maintaining business and other relations with the Sublessee shall have the right of a free and unobstructed access to the Site at any time.

6.2. The Sublessee shall be entitled, in accordance with Permitted Use, to place on the Site engineering facilities, objects of auxiliary and other services ensuring operation of the business center, as well as an out-door parking lot, provided that the Sublessee has obtained in due order all permits, licences and approvals from authorized governmental and/or municipal bodies required for the construction and mounting of the said objects.

6.3. The Sublessee shall make Sublease Payments in due time as provided for by this Agreement.

6.4. The Sublessee shall use the Site solely for the purposes of Permitted Use specified hereby and also for conducting works to develop and improve the ecological condition of the Site.

6.5. The Sublessee shall prevent any actions which can deteriorate quality characteristics of the Site and the ecological situation therein and cause pollution of the adjacent territory.

6.6. The Sublessee shall pay on its own all the taxes, duties, fees and other charges due in respect of the Sublessee's rights to real estate located on the Site as provided by the legislation of the RF and the normative acts of the City of Moscow.

6.7. On the expiry of the sublease term established under this Agreement, the Sublessee shall transfer the Site to the Lessee in the condition the Site was transferred to the Lessee in accordance with this Agreement, taking into account, however, the change of the Site quality characteristics resulting from its proper usage.

6.8. The Sublessee shall provide to the Lessee and state bodies in charge of control over the use and protection of land a free access to the Site; comply with the requirements of respective services in respect of utilization of underground and ground lines of Communications, structures, roads, passages etc. and not interfere with repair works and servicing thereof.


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6.9.   The Sublessee shall not violate the rights of other land users.

7.     REPRESENTATIONS AND GUARANTIES

7.1.   The Lessee hereby represents and guarantees that:

7.1.1. The Lessee has and shall have the right, under the Lease Agreement, of long-term use of the Site on conditions of lease and is authorized to enter into this Agreement on the terms specified herein.

7.1.2. In accordance with the Lease Agreement the Lessee has the right to sublease the entire Site or part of the Site for a term expiring on September 06, 2043.

7.1.3. There are no claims of third persons or any other restrictions with respect to the right of use of the Site, which can encumber or contradict exercise by the Sublessee of its rights hereunder or which can result in the annulment of this Agreement or extra charges on the part of the Sublessee.

7.1.4. As of the day of signing this Agreement, the Site is not pledged, neither is it claimed, nor sequestered, nor encumbered with other rights of any third persons.

7.1.5. The Lessee will provide to the Sublessee any support and assistance in exercising by the Sublessee of its rights under this Agreement, including provision of necessary conditions for the most beneficial use of the Site by the Sublessee.

7.1.6. Should there arise the necessity to seize the Site for governmental and/or municipal needs under the effective legislation of the RF and/or normative acts of the City of Moscow, the Lessee shall take all possible actions to make damage suffered by the Sublessee reduced to the minimum. In case of seizure of the Site for governmental or municipal needs the Sublessee shall have the right to receive from the Lessee a monetary compensation for damages caused by such seizure. The amount of the compensation to be paid to the Sublessee shall not exceed the amount of analogous compensation actually received by the Lessee in connection with the seizure of the Site.

7.2.   The Sublessee represents and guarantees that:


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7.2.1. The Sublessee is authorised to enter into this Agreement on the terms specified herein.

7.3. Each of the Parties represents, guarantees and agrees that the conclusion of this Agreement will not lead to any breach or non-fulfillment of conditions of any contract or agreement by which a Party or any of its property is bound, nor of any law, regulation, decree or other legal act governing that Party's activity.
7.4. The Party having breached any of its representations or guarantees stipulated herein shall compensate the other Party for all the losses suffered as a result of such breach.

8.     LIABILITY OF THE PARTIES

8.1. In case of Default by one of the Parties, the other Party shall send to the Defaulting Party a written notification containing the description of the Default, demanding its elimination and specifying the reasonable time limits for such elimination.

8.2. The Defaulting Party must eliminate Default within the time limits specified in the notification of Default. If Default cannot be eliminated in due time because of its nature, the Defaulting Party shall take all possible endeavours in order to eliminate Default within the term to be agreed upon by the Parties additionally.

8.3. Should the Sublessee fail to make Sublease Payment in good time in accordance with this Agreement, the Sublessee shall pay to the Lessee a penalty at the rate of 0.2 (two tenths) percent of the amount of the debt for every day of delay.

8.4. The Parties shall be held responsible for breach of the terms and conditions of the Agreement in accordance with the effective legislation of the Russian Federation and/or the normative acts of the City of Moscow.

9.     DISPUTE RESOLUTION. APPLICABLE LAW

9.1. The Parties shall take all reasonable endeavors to resolve all disputes arising under this Agreement by way of negotiations.

9.2. All disputes, differences and claims arising from this Agreement or in connection with it shall be resolved in accordance with applicable legislation of the Russian Federation.

9.3. If the Parties are unable to resolve the dispute by mutual negotiation, then any dispute, difference or claim arising out of this Agreement or in connection with it shall be


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        referred to an arbitration court in accordance with the procedure provided by the laws of the Russian Federation.

10.     AMENDMENTS IN THE AGREEMENT

10.1. Any amendments and additions to this Agreement, except for the cases provided by clause 5.1 hereof, shall be valid only if made in writing and signed by authorized representatives of the Parties.

10.2. Amendments and additions to this Agreement shall be subject to state registration.

11.     TERMINATION OF THE AGREEMENT

11.1.   The Sublessee shall have the right to terminate this Agreement:

11.1.1. if the Lessee has breached the material terms and conditions hereof;

11.1.2. in case of termination of the Master Lease Agreement of July 1, 1996 between the Lessee and the Sublessee;

11.1.3. in other cases provided by the legislation of the RF.

11.2.   The Lessee shall have the right to terminate this Agreement:

11.2.1. if the Sublessee has breached the material terms and conditions hereof;

11.2.2. if the Site has been seized for governmental or municipal needs in the cases provided for by the RF legislation and/or the normative acts of the City of Moscow;

11.2.3. in other cases provided for by the legislation of the RF. Under the material breach of this Agreement by the Sublessee shall be understood, among other things, the delay of Sublease Payment for more than 12 (twelve) calendar months.

12.     REGISTRATION OF THE AGREEMENT

12.1. This Agreement shall be duly signed by duly authorized representatives of both Parties and is subject to registration with the Moscow City Committee for State Registration of


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       the Rights to Real Estate and Transactions with It in the order provided for by the effective RF legislation and/or normative acts of the City of Moscow.

13.    CONFIDENTIALITY

13.1. The Parties shall not disclose the terms and conditions of this Agreement and the circumstances of signing hereof (hereinafter - "Confidential Information"), and neither Party shall have the right to transfer Confidential Information to any third parties (except affiliated companies) without written consent of the other Party, provided that any of the Parties shall have the right to inform authorized state institutions empowered to get such Confidential Information, the Parties' legal advisers and auditors, as well as the competent court of arbitration in order to confirm any Party's claims or provide legal protection against the claim lodged with respect to such a Party in connection with this Agreement.

14.    FORCE MAJEURE

14.1. The Parties shall be relieved of responsibility for any nonfulfillment in whole or in part of their obligations if it is caused by force-majeure circumstances, including but not limited to war, civil uprising, rebellion, civil or military conflict, acts of sabotage, strike, lockout, fire, floods or other natural disasters. Notwithstanding the foregoing, if as a result of such force-majeure circumstances, one of the Parties is unable to fulfill its obligations, that Party shall immediately inform the other Party of occurrence of such circumstances and take all measures that it deems expedient in order to protect the interests of the other Party. The Parties shall not have the right to demand compensation for any losses arising as a consequence of such unfulfilled obligations.

15.    NOTICES AND ADDRESSES OF THE PARTIES

15.1. If otherwise is not expressly specified in this Agreement, any notification, authorization or consent forwarded by one Party to the other shall be made in writing and can be sent by courier, telegraph or fax. In case a notification is sent by fax, it must be, without a delay, confirmed by registered mail or messenger mail to the address of the recipient Party given below.

15.2.  Addresses of the Parties are as follows:

       15.2.1.    Lessee:
       Bldg. D, 24 Smolnaya St., 145445 Moscow
       Fax: (095) 960 29 05


       15.2.2.    Sublessee:
       60 State Street, Boston,
       MA, USA
       145445, Moscow
       Smolnaya Str., 24 build.D.
       Fax: (095) 960 29 20

       The Parties shall promptly inform each other about changes in their addresses and fax numbers.

15.3. All notifications and messages forwarded by one of the Parties to the other Party in connection with this Agreement shall be deemed effective upon the receipt thereof.

16.    OTHER CONDITIONS

16.1. If any of the provisions under this Agreement becomes invalid, this shall not result in other provisions hereof being ineffective. Wherever necessary, the Parties may agree to replace the invalid provision with an effective one meeting to the utmost the purpose of the Agreement and making its possible to achieve a similar economic result.

16.2. The Sublessee shall not be entitled to transfer its rights and obligations under this Agreement to any third parties without a preliminary written consent of the Lessee and the Lessor. Notwithstanding anything in this clause to the contrary, the Lessee hereby grants its consent for transfer by the Sublessee of its rights and obligations under this Agreement to any entity controlling, controlled by or under the common control of Pioneer Real Estate Advisors, Inc.

16.3. The Sublesse shall not be liable to the Lessee directly or vicariously for the acts or omissions of third parties nor any damages caused to the Lessee as a result of the acts or omissions of third parties. Except for the Sublessee's own acts of willful misconduct or gross negligence, the Sublessee shall not be liable for any damages caused to the Lessee for actions taken in good faith in connection with performing its obligations under this Agreement.

16.4. Subject to the provisions of clause 16.3 hereof, if either Party breaches any of its obligations under this Agreement, such Party shall compensate the other party for any actual damages caused by such breach, but shall not be liable for any subsequent or consequential damages suffered as a result of the breach.

16.5. Except when caused by the willful misconduct or gross negligence of the Sublessee, the Lessee shall indemnify and hold the Sublessee harmless from and against all claims, costs, damages, judgements, attorneys' fees, expenses, obligations and liabilities of any kind or nature that the Sublessee shall incur or sustain in good faith in connection with or arising out of its obligations under this Agreement. Notwithstanding the foregoing, the Lessee shall not be liable and shall not indemnify the Sublessee for any claims, damages or judgements related to any labor disputes arising from employment relationship established by the Sublessee.

16.4.  All annexes to this Agreement shall be an integral part hereof.

In witness thereof this Agreement is executed and signed on April 18, 2000 in the City of Moscow in four original copies in the Russian language.


                           SIGNATURES OF THE PARTIES:


OAO "Pioneer First                       Company "Pioneer Real
Investment Fund"                         Estate Advisors, Inc."

/s/ Churayeva M.N.                       /s/ Gren Carr-Jones
-----------------------------            -----------------------------------
Churayeva M.N.                           Gren Carr-Jones
General Director                         by Power of Attorney dated December 14,
                                         1999
of Management Company
ZAO "Pioneer First"
by Power of Attorney dated 05.10.1999

THE PIONEER GROUP, INC.

60 State Street
Boston, MA 02109-1820
617-742-7825

[PIONEER LOGO]

       The undersigned hereby certifies that the translation of the Land Sublease Agreement dated as of April 18, 2000 by and between Open Joint-Stock Company "Pioneer First Investment Fund" and Pioneer Real Estate Advisors, Inc. to which this certification is attached is a fair and accurate translation of the original document executed in Russian.

Dated: June 9, 2000

                              /s/ Catherine Mannick
                              ----------------------------
                             Name: Catherine Mannick
                             Title:  Vice President and Assistant General
                             Counsel, The Pioneer Group, Inc.